Exhibit 10.1

CERTAIN CONFIDENTIAL INFORMATION (MARKED BY BRACKETS AS “[***]”) HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

VOTING SUPPORT AGREEMENT

THIS AGREEMENT is made as of ___________________, 2021

BETWEEN:

__________________________________ (the “Shareholder”)

- and -

GAGE GROWTH CORP., a corporation existing under the federal laws of Canada (“Gage”)

RECITALS:

WHEREAS, in connection with an arrangement agreement between Gage and TerrAscend Corp. (the “Purchaser”) dated August 31, 2021 (as may be amended, modified or supplemented from time to time in accordance with its terms, the “Arrangement Agreement”), the Purchaser proposes to acquire all of the issued and outstanding shares of Gage (the “ Gage Shares”) subject to the terms and conditions set forth in the Arrangement Agreement in exchange for the issuance by the Purchaser of Purchaser Common Shares (as defined below);

AND WHEREAS, it is contemplated that the proposed transaction will be effected pursuant to a statutory plan of arrangement (the “Arrangement”) under Section 192 of the Canada Business Corporations Act;

AND WHEREAS the Arrangement requires the approval of the holders of the Purchaser Common Shares pursuant to the minority approval provisions of Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions;

AND WHEREAS, the Shareholder is the registered and/or beneficial owner, directly or indirectly, of the Purchaser Securities listed in Schedule A hereto;

AND WHEREAS, the Shareholder believes it will derive benefit from the Arrangement and wishes to confirm its support for the Arrangement;

AND WHEREAS, Gage is relying on the covenants, representations and warranties of the Shareholder set forth in this Agreement in connection with the Gage’s execution and delivery of the Arrangement Agreement; and

AND WHEREAS, this Agreement sets out the terms and conditions of the agreement of the Shareholder to abide by the covenants in respect of the Purchaser Securities and the other restrictions and covenants set forth herein;

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged) the Parties hereto agree as follows:

ARTICLE 1

INTERPRETATION

1.1	Definitions

Capitalized terms used herein and not otherwise defined have the meanings ascribed thereto in the Arrangement Agreement. In this Agreement, including the recitals, the following terms have the following meanings:

“affiliate” has the meaning specified in National Instrument 45-106 – Prospectus Exemptions as in effect on the date of this Agreement;

“Agreement” means this voting support agreement dated as of the date hereof between the Shareholder and the Purchaser, as it may be amended, modified or supplemented from time to time in accordance with its terms;

“Alternative Transaction” has the meaning ascribed thereto Section 3.2 hereof;

“Arrangement Agreement” has the meaning ascribed thereto in the recitals hereof;

“Expiry Time” has the meaning ascribed thereto in Section 3.1(a);

“Gage” has the meaning ascribed thereto in the recitals hereof;

“Gage Shares” has the meaning ascribed thereto in the recitals hereof;

“Governmental Entity” means (i) any international, multinational, national, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, commissioner, board, bureau, ministry, agency or instrumentality, domestic or foreign, including the U.S. Internal Revenue Service and the Canada Revenue Agency, (ii) any subdivision or authority of any of the above, (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing or (iv) any stock exchange, including the CSE.

“Notice” has the meaning ascribed thereto in Section 4.8;

“Parties” means the Shareholder and the Gage and “Party” means any one of them;

“Person” includes any individual, partnership, association, body corporate, organization, trust, estate, trustee, executor, administrator, legal representative, government (including Governmental Entity), syndicate or other entity, whether or not having legal status.

“Purchaser” has the meaning ascribed thereto in the recitals hereof;

“Purchaser Common Shares” means common shares in the capital of the Purchaser;

“Purchaser Incentive Plans” means the stock option plan of the Purchaser dated March 8, 2017 and the share unit plan dated effective November 19, 2019;

“Purchaser Preferred Shares” means the preferred shares in the capital of the Purchaser;

“Purchaser RSUs” means restricted share units of the Purchaser issued pursuant to the Purchaser Incentive Plan;

“Purchaser Securities” means the Purchaser Common Shares, Purchaser Preferred Shares, Purchaser Stock Options, Purchaser Warrants and the Purchaser RSUs listed on Schedule A hereto and any securities of the Purchaser acquired by the Shareholder or any of its affiliates subsequent to the date hereof, and includes all securities which such Purchaser Securities may be converted into, exchanged for or otherwise changed into;

“Purchaser Stock Options” means stock options to acquire Purchaser Common Shares pursuant to the Purchaser Incentive Plan;

“Purchaser Warrants” means the outstanding warrants of the Purchaser to purchase Purchaser Common Shares.

“Shareholder” has the meaning ascribed thereto in the recitals hereof; and

“Voting Support Outside Date” means the earlier of (i) the date of the Purchaser Meeting called and held to consider the Arrangement for the purpose of receiving the approval of the holders of the Purchaser Common Shares pursuant to the minority approval provisions of Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions, and any adjournments or postponements thereof; or (ii) the date on which the Purchaser Board or any committee of the Purchaser Board makes a Purchaser Change in Recommendation.

1.2	Gender and Number

Any reference to gender includes all genders. Words importing the singular number only include the plural and vice versa.

1.3	Headings

The division of this Agreement into Articles, Sections and Schedules and the insertion of the recitals and headings are for convenient reference only and do not affect the construction or interpretation of this Agreement and, unless otherwise stated, all references in this Agreement or in the Schedules hereto to Articles, Sections and Schedules refer to Articles, Sections and Schedules of and to this Agreement or of the Schedules in which such reference is made, as applicable.

1.4	Date for any Action

A period of time is to be computed as beginning on the day following the event that began the period and ending at 4:30 p.m. (Toronto time) on the last day of the period, if the last day of the period is a Business Day, or at 4:30 p.m. (Toronto time) on the next Business Day if the last day of the period is not a Business Day. If the date on which any action is required or permitted to be taken under this Agreement by a Person is not a Business Day, such action shall be required or permitted to be taken on the next succeeding Business Day.

1.5	Governing Law

This Agreement will be governed by and interpreted and enforced in accordance with the Laws of the Province of Ontario and the federal Laws of Canada applicable therein, without giving effect to any principles of conflict of Laws thereof that would result in the application of the Laws of any other jurisdiction. Each Party irrevocably attorns and submits to the non-exclusive jurisdiction of the courts of the Province of Ontario and waives objection to the venue of any proceeding in such court or that such court provides an inconvenient forum.

1.6	Incorporation of Schedules

Schedule A attached hereto, for all purposes hereof, forms an integral part of this Agreement.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

2.1	Representations and Warranties of the Shareholder

The Shareholder represents and warrants to the Gage (and acknowledges that the Gage is relying on these representations and warranties in completing the transactions contemplated hereby and by the Arrangement Agreement) that:

(a)	The Shareholder, if the Shareholder is not a natural Person, is a corporation or other entity validly existing under the Laws of the jurisdiction of its incorporation.

(b)	The Shareholder, if the Shareholder is not a natural Person, has the requisite corporate power and authority to enter into and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by the Shareholder and constitutes a legal, valid and binding agreement of the Shareholder enforceable against the Shareholder in accordance with its terms subject only to any limitation under bankruptcy, insolvency or other applicable Laws affecting the enforcement of creditors’ rights generally and the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction.

(c)	The Shareholder exercises control or direction over all of the Purchaser Securities set forth opposite its name in Schedule A hereto. Subject to Section 3.1(a), at and immediately prior to the date of the Purchaser Meeting and at all times between the date hereof and the date of the Purchaser Meeting, the Shareholder will control or direct, directly or indirectly, all of the Purchaser Securities. Other than the Purchaser Securities, neither the Shareholder nor any of its affiliates, beneficially own, or exercise control or direction over any additional securities, or any securities convertible or exchangeable into any additional securities, of the Purchaser or any of its affiliates.

(d)	The Shareholder has the sole right to vote or direct the voting of the Purchaser Securities, to the extent such Purchaser Securities carry a right to vote.

(e)	No Person has any agreement or option, or any right or privilege (whether by Law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase, acquisition or transfer of any of the Purchaser Securities or any interest therein or right thereto.

(f)	No material consent, approval, order or authorization of, or declaration or filing with, any Person is required to be obtained by the Shareholder in connection with the execution and delivery of this Agreement by the Shareholder and the performance by it of its obligations under this Agreement, other than those that are contemplated by the Arrangement Agreement.

(g)	There are no claims, actions, suits, audits, proceedings, investigations or other actions pending against or, to the knowledge of the Shareholder, threatened against or affecting the Shareholder or any of the beneficial owners of the Purchaser Securities that, individually or in the aggregate, could reasonably be expected to have an adverse effect on the Shareholder’s ability to execute and deliver this Agreement and to perform its obligations contemplated by this Agreement.

(h)	None of the Purchaser Securities is subject to any proxy, voting trust, vote pooling or other agreement with respect to the right to vote, call meetings of any of the Purchaser’s securityholders or give consents or approvals of any kind, except this Agreement or as will be contemplated by the Arrangement Agreement.

(i)	None of the execution and delivery by the Shareholder of this Agreement or the completion of the transactions contemplated hereby or the compliance by the Shareholder with its obligations hereunder will violate, contravene, result in any breach of, or be in conflict with, or constitute a default under, or create a state of facts which after notice or lapse of time or both would constitute a default under, any term or provision of: (i) any constating documents of the Shareholder (if the Shareholder is not a natural Person); (ii) any contract to which the Shareholder is a party or by which the Shareholder is bound; (iii) any judgment, decree, order or award of any Governmental Entity; or (iv) any applicable Law, except for any violation, breach, contravention or default that could not, individually or in the aggregate, impair the ability of the Shareholder to execute and deliver this Agreement and to perform its obligations under this Agreement.

2.2	Representations and Warranties of Gage

Gage represents and warrants to the Shareholder (and acknowledges that the Shareholder is relying on these representations and warranties in completing the transactions contemplated hereby and by the Arrangement Agreement) that:

(a)	Gage validly subsists under the federal laws of Canada and has necessary requisite corporate power and capacity to execute and deliver this Agreement and to perform its obligations hereunder.

(b)	The execution, delivery and performance of this Agreement by Gage have been duly authorized and no other internal proceedings on its part are necessary to authorize this Agreement or the transactions contemplated hereunder.

(c)	This Agreement has been duly executed and delivered by Gage and constitutes a legal, valid and binding obligation, enforceable against it in accordance with its terms, subject only to bankruptcy, insolvency and other similar laws affecting creditors’ rights generally, and to the discretion that a court may exercise in granting equitable remedies.

ARTICLE 3

COVENANTS

3.1	Covenants of the Shareholder

(a)	The Shareholder hereby covenants with Gage that from the date of this Agreement until the termination of this Agreement in accordance with its terms (the “Expiry Time”), the Shareholder will not directly or indirectly, without having first obtained the prior written consent of Gage:

(i)	sell, transfer, gift, assign, grant a participation interest in, convey, pledge, hypothecate, grant a security interest in, encumber, option or otherwise dispose of any right or interest in, or enter into any forward sale, repurchase agreement, option or other arrangement or monetization transaction with respect to, any of its Purchaser Securities, or any right or interest therein (legal or equitable) to any Person or group of Persons, other than (A) any exercise of warrants or options exercisable for Purchaser Common Shares in accordance with their terms, or (B) to one or more corporations, family trusts, RRSP account or other entity directly or indirectly owned or controlled by, or under common control with the Shareholder, provided that (i) such transfer will not relieve the Shareholder of or from its obligations under this Agreement to vote or cause to be voted all Purchaser Securities at the Purchaser Meeting, (ii) prompt written notice of such transfer is provided to the Gage; and (iii) the transferee continues to be an entity or corporation directly or indirectly owned or controlled by the Shareholder at all times until the Expiry Time.

(ii)	other than as set forth herein, grant or agree to grant any proxies or powers of attorney, deliver any voting instruction form, deposit any Purchaser Securities into a voting trust or pooling agreement, or enter into a voting agreement, commitment, understanding or arrangement, oral or written, with respect to the voting of any Purchaser Securities; or

(iii)	requisition or join in the requisition of any meeting of any of the securityholders of the Purchaser for the purpose of considering any resolution opposing the Arrangement or any of the transactions contemplated in the Arrangement Agreement.

(b)	The Shareholder hereby covenants, undertakes and agrees from time to time, until the Expiry Time, to cause to be counted as present for purposes of establishing quorum and to vote (or cause to be voted) all of the Purchaser Securities (to the extent they carry a right to vote):

(i)	at any meeting of any of the securityholders of the Purchaser at which the Shareholder or any registered or beneficial owner of the Purchaser Securities are entitled to vote, including the Purchaser Meeting; and

(ii)	in any action by written consent of the securityholders of the Purchaser, in favour of the approval, consent, ratification and adoption of the Purchaser Shareholder Resolution and the transactions contemplated by the Arrangement Agreement (and any actions required for the consummation of the transactions contemplated by the Arrangement Agreement). In connection with the foregoing, subject to this Section 3.1(b), the Shareholder hereby agrees to deposit and to cause any beneficial owners of Purchaser Securities eligible to be voted to deposit a proxy, or voting instruction form, as the case may be, duly completed and executed in respect of all of its Purchaser Securities (to the extent that they carry the right to vote) as soon as practicable following the mailing of the Purchaser Circular and in any event at least 10 Business Days prior to the Purchaser Meeting, voting all such Purchaser Securities (to the extent that they carry the right to vote) in favour of the Purchaser Shareholder Resolution. The Shareholder hereby agrees that it will not take, nor permit any Person on its behalf to take, any action to withdraw, revoke, change, amend or invalidate any proxy or voting instruction form deposited pursuant to this Agreement notwithstanding any statutory or other rights or otherwise which the Shareholder might have unless this Agreement has at such time been previously terminated in accordance with Section 4.1. The Shareholder will provide copies of each such proxy or voting instruction form (or screen shots evidencing electronic voting thereof) referred to above to Gage and the Purchaser at the addresses below concurrently with its delivery as provided for above.

(c)	The Shareholder hereby covenants, undertakes and agrees from time to time, until the Expiry Time, to cause to be counted as present for purposes of establishing quorum and to vote (or cause to be voted) all of the Purchaser Securities (to the extent that they carry the right to vote) against any proposed action by any Person which would reasonably be regarded as being directed towards or likely to prevent or delay the successful completion of the Arrangement. If the Shareholder is the beneficial owner, but not the registered holder, of any of its Purchaser Securities, the Shareholder agrees to take all actions necessary to cause the registered holder and any nominees to vote all of its Purchaser Securities in accordance with this Section 3.1(c).

(d)	The Shareholder will not, and will ensure that its affiliates do not, directly or indirectly, through any officer, director, employee, representative or agent or otherwise:

(i)	solicit proxies or become a participant in a solicitation in opposition to or competition with the Arrangement;

(ii)	assist any Person in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the Arrangement;

(iii)	act jointly or in concert with others with respect to voting securities of the Purchaser for the purpose of opposing or competing with the Arrangement;

(iv)	withdraw, amend, modify or qualify, or publicly propose or state an intention to withdraw, amend, modify or qualify support for the transactions contemplated by the Arrangement Agreement; or

(v)	cooperate in any way with, assist or participate in, knowingly encourage or otherwise facilitate or encourage any effort or attempt by any other Person to do or seek to do any of the foregoing.

(e)	The Shareholder will not: (i) contest in any way the approval of the Arrangement by any Governmental Entity; or (ii) take any other action of any kind, directly or indirectly, in each case which might reasonably be regarded as likely to reduce the success of, or delay or interfere with the completion of, the transactions contemplated by the Arrangement Agreement.

(f)	At the request of Gage or the Purchaser, the Shareholder will, and will cause its applicable affiliates and representatives to, use all commercially reasonable efforts in its capacity, and their capacities, as a Purchaser Shareholder to assist the Purchaser and Gage to successfully complete the Arrangement and the other transactions contemplated by the Arrangement Agreement and this Agreement, including, without limitation, cooperating with the Purchaser and Gage to make all requisite regulatory filings.

(g)	The Shareholder hereby consents to:

(i)	the details of this Agreement being set out in any press release, information circular, including the Purchaser Circular, and court documents produced by the Purchaser and Gage or any of their respective affiliates in connection with the transactions contemplated by this Agreement and the Arrangement Agreement; and

(ii)	if so determined by the Purchaser or if required by applicable Law, this Agreement being made publicly available, including by filing on the System for Electronic Document Analysis and Retrieval (SEDAR) operated on behalf of the Securities Authorities.

(h)	Except as required by applicable Law, the Shareholder will not, and will ensure that their affiliates and representatives do not, make any public announcement with respect to the transactions contemplated herein or pursuant to the Arrangement Agreement without the prior written approval of Gage and the Purchaser.

3.2	Alternative Transaction

(a)	If the Purchaser concludes after the date of this Agreement that it is necessary or desirable to proceed with an alternative transaction structure (including, without limitation, a take-over bid) whereby Purchaser and/or its affiliates would effectively acquire all the Gage Shares or interests of Gage on economic terms and other terms and conditions having consequences to the Shareholder that are substantially equivalent to those contemplated by the Arrangement Agreement (any such transaction is referred to as an “Alternative Transaction”), the Shareholder agrees to support the completion of the Alternative Transaction in the same manner as this Agreement provides with respect to the Arrangement, including, by voting or causing to be voted all of the Shareholder’s Purchaser Common Shares (to the extent that they carry the right to vote at such meeting) in favour of, and not dissenting from, such Alternative Transaction, as required by applicable Law.

(b)	In the event of any proposed Alternative Transaction, any reference in this Agreement to the Arrangement shall refer to the Alternative Transaction to the extent applicable, and all covenants, representations and warranties of each of the Parties in this Agreement shall be and shall be deemed to have been made, mutatis mutandis, in respect of the Alternative Transaction.

ARTICLE 4

GENERAL

4.1	Termination

(a)	This Agreement will terminate and be of no further force or effect upon the earliest to occur of:

(i)	the mutual agreement in writing of the Shareholder and Gage;

(ii)	5:00 p.m. (Toronto time) on the date, if any, that the Arrangement Agreement is validly terminated in accordance with its terms; and

(iii)	the Voting Support Outside Date.

4.2	Time of the Essence

Time is of the essence in this Agreement.

4.3	Effect of Termination

If this Agreement is terminated in accordance with the provisions of Section 4.1, no Party will have any further liability to perform its obligations under this Agreement except as expressly contemplated by this Agreement, and provided that neither the termination of this Agreement nor anything contained in Section 4.1 will relieve any Party from any liability for any breach by it of this Agreement, including from any inaccuracy in its representations and warranties and any non-performance by it of its covenants made herein.

4.4	Equitable Relief

The Parties agree that irreparable harm may occur for which money damages would not be an adequate remedy at Law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to seek injunctive and other equitable relief to prevent breaches of this Agreement, and to enforce compliance with the terms of this Agreement without any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief, this being in addition to any other remedy to which the Parties may be entitled at Law or in equity.

4.5	Capacity

The Purchaser hereby agrees that the Shareholder is not making any agreement or understanding herein in any capacity other than in the capacity as beneficial owner of the Purchaser Securities.

4.6	Waiver; Amendment

Each Party hereto agrees and confirms that any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by all of the Parties or in the case of a waiver, by the Party against whom the waiver is to be effective. No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision (whether or not similar). No waiver will be binding unless executed in writing by the Party to be bound by the waiver. A Party’s failure or delay in exercising any right under this Agreement will not operate as a waiver of that right. A single or partial exercise of any right will not preclude a Party from any other or further exercise of that right or the exercise of any other right. No waiver of any of the provisions of this Agreement will be deemed to constitute a waiver of any other provision (whether or not similar).

4.7	Entire Agreement

This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the Parties with respect thereto.

4.8	Notices

Any notice, direction or other communication given regarding the matters contemplated by this Agreement (each a “Notice”) must be in writing, sent by personal delivery, courier or electronic mail and addressed:

(a)	if to Gage at:

Gage Growth Corp.

77 King Street West, Suite 400

Toronto ON M5K 0A1

Attention:	[***]

Email:	[***]

with a copy (which shall not constitute notice) to:

Dentons Canada LLP

77 King Street West, Suite 400

Toronto ON M5K 0A1

Attention:	[***]

Email:	[***]

(b)	if to the Purchaser at:

TerrAscend Corp.

P.O. Box 43125

Mississauga, ON L5C 1W2

Attention:	[***]
Email:	[***]

with a copy (which shall not constitute notice) to:

Norton Rose Fulbright Canada LLP

Suite 3300 – 222 Bay Street

P.O. Box 53

Toronto, ON M5K 1E7

Attention:	[***]

Email:	[***]

(c)	to the Shareholder, at the address set out at Schedule A hereto.

Any Notice is deemed to be given and received: (i) if sent by personal delivery, same day courier or email, on the date of delivery if it is a Business Day and the delivery was made prior to 4:00 p.m. (local time in place of receipt) and otherwise on the next Business Day, or (ii) if sent by overnight courier, on the next Business Day. A Party may change its address for service from time to time by providing a Notice in accordance with the foregoing. Any subsequent Notice must be sent to the Party at its changed address. Any element of a Party’s address that is not specifically changed in a Notice will be assumed not to be changed. Sending a copy of a Notice to a Party’s legal counsel, as contemplated above, is for information purposes only and does not constitute delivery of the Notice to that Party. The failure to send a copy of a Notice to a Party’s legal counsel does not invalidate delivery of that Notice to such Party.

4.9	Severability

If any provision of this Agreement is determined to be illegal, invalid or unenforceable by an arbitrator or any court of competent jurisdiction, that provision will be severed from this Agreement and the remaining provisions shall remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

4.10	Successors and Assigns

The provisions of this Agreement will be binding upon and enure to the benefit of the Parties hereto and their respective heirs, administrators, executors, legal representatives, successors and permitted assigns, provided that no Party may assign, delegate or otherwise transfer any of its rights, interests or obligations under this Agreement without the prior written consent of the other Party hereto,.

4.11	Independent Legal Advice

Each of the Parties hereby acknowledges that it has been afforded the opportunity to obtain independent legal advice and confirms by the execution and delivery of this Agreement that they have either done so or waived their right to do so in connection with the entering into of this Agreement.

Each Party will pay its own expenses (including the fees and disbursements of legal counsel and other advisers) incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated by this Agreement.

4.12	Further Assurances

The Parties hereto will, with reasonable diligence, do all things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each Party will provide such further documents or instruments required by the other Party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions, whether before or after the Effective Time.

4.13	Counterparts

This Agreement may be executed in any number of counterparts (including counterparts by facsimile) and all such counterparts taken together shall be deemed to constitute one and the same instrument. The Parties shall be entitled to rely upon delivery of an executed facsimile or similar executed electronic copy of this Agreement, and such facsimile or similar executed electronic copy shall be legally effective to create a valid and binding agreement between the Parties.

[The remainder of this page has been intentionally left blank.]

IN WITNESS OF WHICH the Parties have executed this Agreement as at the date first above written.

GAGE GROWTH CORP.

By:
Name:
Title:

By:
Name:
Title:

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Schedule A

Owner	Number of	Number of	Number of	Number of	Number of
	Purchaser	Purchaser	Purchaser	Purchaser	Purchaser
	Common	Preferred	RSUs	Stock Options	Warrants
	Shares	Shares

(Print name of Shareholder)

(Place of Residence)

(Print name and title, as applicable)

Address:

Telephone:

Email:

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